                                   EXHIBIT 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement on Form S-8 previously filed by Peoples Ohio Financial Corporation on February 21, 2002 and October 31, 2002, of our report dated August 3, 2005 on the consolidated financial statements of Peoples Ohio Financial Corporation, as of June 30, 2005 and 2004 and for each of the years in the three year period ended June 30, 2005, which report and financial statements are contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2005.


                                                           BKD, LLP


Cincinnati, Ohio
September 22, 2005